UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014 (October 14, 2014)

DT ASIA INVESTMENTS LIMITED

 (Exact name of registrant as specified in its charter)

British Virgin Islands	6770	98-1192662
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 1102, 11/F.,

Beautiful Group Tower,

77 Connaught Road Central,

Hong Kong

(852) 2110-0081

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Stephen N. Cannon, Chief Executive Officer

100 Park Avenue, Suite 1600

New York, NY 10017

(212) 880-2677

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported on a Current Report on Form 8-K of DT Asia Investments Limited (the “Company”), on October 6, 2014, the Company consummated its initial public offering (“IPO”) of 6,000,000 Units (“Units”), each Unit consisting of one ordinary share, one right, and one warrant. Each right entitles the holder to receive one-tenth (1/10) of an ordinary share on the consummation of an initial business combination. Each warrant entitles the holder thereof to purchase one-half of one ordinary share, at a price of $12.00 per full share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $60,000,000. The underwriters of the IPO were granted an option to purchase up to an additional 900,000 Units to cover over-allotments, if any (“Over-Allotment Units). The underwriters exercised the option in part and, on October 14, 2014, the underwriters purchased 860,063 Over-Allotment Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $8,600,630.

As previously reported on a Current Report on Form 8-K of the Company, on October 6, 2014, simultaneously with the consummation of the IPO, the Company completed a private placement (“Private Placement”) of an aggregate of 320,000 units or “private units,” at $10.00 per unit, of which 290,000 units were purchased by DeTiger Holdings Limited (our “sponsor”) and 30,000 units were purchased by EarlyBirdCapital, generating gross proceeds of $3,200,000. In addition, our sponsor purchased from us an aggregate of 1,800,000 warrants, or “sponsor warrants”, at a price of $0.50 per warrant ($900,000). On October 14, 2014, simultaneously with the sale of the Over-Allotment Units, the Company consummated the private sale of an additional 32,253 private units at a price of $10.00 per unit, for an aggregate purchase price of $322,530. Each Private Unit is comprised of one share of Common Stock, one right, and one warrant. In addition, simultaneously with the sale of the Over-Allotment Units, the Company consummated the private sale of an additional 258,007 sponsor warrants at a price of $0.50 per sponsor warrant, for an aggregate purchase price of $129,004. The private placements on October 14, 2014 generated an additional $451,534.

In addition, the 1,725,000 shares held by our initial shareholders (prior to the exercise of the over-allotment) included an aggregate of up to 225,000 shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option was not exercised in full, so that the initial shareholders would collectively own 20.0% of issued and outstanding shares of the Company (excluding the sale of the Private Units and Sponsor Warrants). Since the underwriters exercised the over-allotment option in part, and purchased 860,063 of the total possible 900,000 additional Units, the sponsor has forfeited 9,985 shares, which were canceled by the Company, in order to maintain this 20.0% limitation.

A total of $69,972,642.60 of the net proceeds from the sale of Units in the IPO (including Over-Allotment Units) and the private placements on October 6, 2014 and October 14, 2014 were placed in a trust account established for the benefit of the Company’s public stockholders.  An audited balance sheet as of October 6, 2014 reflecting receipt of the net proceeds from the IPO and the Private Placements on October 6, 2014, but not the proceeds from the sale of the Over-Allotment Units nor the private placements on October 14, 2014, had been prepared by the Company and previously filed on a Current Report on Form 8-K on October 10, 2014. The Company’s unaudited pro forma balance sheet as of October 6, 2014, reflecting receipt of the proceeds from the sale of the Over-Allotment Units and the private placements on October 14, 2014, is included as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Pro Forma Balance Sheet
99.2	Press release dated October 15, 2014

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2014	DT ASIA INVESTMENTS LIMITED

	By:	/s/ Stephen N. Cannon
Name: Stephen N. Cannon
Title: Chief Executive Officer